Acquired Sales Corp. Plans to Purchase 19.99% of CBD-Infused Beverage Maker Ablis, and of Craft Distillers Crater Lake Spirits and Bend Spirits

November 21, 2018  __:__ AM Eastern Standard Time

LAKE FOREST, Ill.--Acquired Sales Corp. (OTC Pink: AQSP) today announced that it has signed a letter of intent to purchase 19.99% of the ownership of CBD-infused beverage maker Ablis, LLC (www.AblisBev.com), and of craft distillers Bendistillery Inc. d/b/a Crater Lake Spirits and Bend Spirits (www.Bendistillery.com), Bend, Oregon for a total of $7,596,200 in cash.

Founded in 1996, Bendistillery is America's most award winning craft distillery, with an outstanding reputation for producing Crater Lake Spirits brands including vodkas, gins, whiskeys, and white label brands offered through Bend Spirits. Ablis is a rapidly growing leader in the exciting CBD-infused beverage industry. Ablis' delicious all-natural, GMO-free, non-alcoholic, lemon ginger, cranberry blood orange, and 0 calorie lemon water beverages target the mainstream health market and contain no THC.

Closing of the purchase is subject to a number of conditions, including the completion of mutually acceptable due diligence, completion of a capital raise of at least $8.5 million, execution of definitive merger documents, obtaining necessary third party approvals, and completion of all necessary securities filings.

Gerard M. Jacobs, CEO of Acquired Sales Corp., said, "We plan to purchase ownership interests in a number of select, growing companies in the exploding CBD industry. Our first transaction is the purchase of 19.99% of three companies led by visionary beverage entrepreneur Jim Bendis, who is sometimes referred to as the 'father' of craft distilling."

Jim Bendis, founder and owner of Ablis, Crater Lake Spirits and Bend Spirits, said, "This transaction will make capital available for additional equipment and expanded off-line and online advertising for both Crater Lake Spirits and Ablis. Ablis' beverages are now being distributed in ten states and online throughout the country, and we have an agreement signed for distribution in Mexico. Also, Ablis has recently received state approval to co-brand with a local brewery to produce Oregon's first hemp CBD-infused draft beer. We look forward to growing our brands significantly during the next few years."

The management teams of Ablis, Crater Lake Spirits and Bend Spirits will continue to lead their respective companies following the closing of the transaction, and Gerard M. Jacobs, CEO of Acquired Sales Corp., will join the board of directors of each company.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this document are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the contingencies to the closing of the contemplated transaction between the companies, and the growth strategies and future plans of the companies. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to the contemplated transaction between the companies not closing, or to the actual results of these companies' operations or the performance or achievements of these companies differing materially from those expressed or implied by the forward-looking statements. Acquired Sales Corp. undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of contingencies to the closing of the contemplated transaction between the companies, and as a result of certain other factors, including those set forth in Acquired Sales Corp.'s filings with the Securities and Exchange Commission.

CONTACTS:

Acquired Sales Corp.
Gerard M. Jacobs, CEO

847-915-2446
Lakegeneva91@gmail.com

Ablis, Bendistillery and Bend Spirits

Jim Bendis, Founder and Owner

808-631-3222

Jim@Bendistillery.com